CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of ThinkGrowth Fund, ThinkGlobal Fund, and ThinkGreen Fund, each a series of shares of the Investment Managers Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 28, 2008